                                                                      Exhibit 23


        CLARITY IBD LIMITED


        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our reports dated May 19, 2000 and February 18, 2000, accompanying the consolidated financial statements included in this Form 8-K/A of Proxicom, Inc. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Proxicom, Inc. on Form S-3 (File No. 333-37738) and Forms S-8 (File Nos. 333-79525, 333-95741 and 333-37736).

        Yours faithfully

        /s/ GRANT THORNTON

        GRANT THORNTON
        Oxford
        England

        June 30, 2000